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                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                  Act of 1934

Filed by the Registrant [_]
Filed by a Party other than the Registrant [X]
Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule
                                                                  ----
14a-6(e)(2))
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[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[X] Soliciting Material Pursuant to Rule 14a-12
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                               DCB Financial Corp.
              ....................................................
                (Name of Registrant as Specified In Its Charter)

                                 S. Robert Davis
   ..........................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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    1. Title of each class of securities to which transaction applies:

       .........................................................

    2. Aggregate number of securities to which transaction applies:

       .........................................................

    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee
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       is calculated and state how it was determined):

       .........................................................

    4. Proposed maximum aggregate value of transaction:

       .........................................................

    5. Total fee paid:

       .........................................................

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
                                                                           ----
0-11(a)(2) and identify the filing for which the offsetting fee was paid
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previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1. Amount Previously Paid:

       .........................................................

    2. Form, Schedule or Registration Statement No.:

       .........................................................

    3. Filing Party:

       .........................................................

    4. Date Filed:

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FOR IMMEDIATE RELEASE

For Further Information Contact:
S. Robert Davis (614) 889-1143

                         S. ROBERT DAVIS ANNOUNCES SLATE
                          TO BE NOMINATED FOR ELECTION
                       AS DIRECTORS OF DCB FINANCIAL CORP.

DUBLIN, OH - October 23, 2002 - S. Robert Davis, a shareholder of DCB Financial Corp., formally announced today the slate of three candidates to be nominated by him for election as Class I Directors at the 2003 Annual Shareholders' Meeting of DCB Financial Corp. Mr. Davis delivered a notice to Donald Blackburn, the Secretary of DCB Financial Corp., stating that Mr. Davis intended to nominate himself, Harley J. Scott (well-known throughout the Delaware, Ohio community as Jay Scott) and Randall J. Asmo for election as Directors. A copy of the notice was also filed today with the Securities and Exchange Commission.

In connection with this announcement Mr. Davis said: "I continue to be dissatisfied with what appears to be a Board of Directors moving in the wrong direction. The company's performance in the second quarter of 2002 was disastrous, highlighted by an increase in occupancy costs of over 40%, an increase in loan reserves for bad loans of over 100%, and a decrease in the company's earnings by 20%. And in the face of this earnings decline, in late July the Board announced a 12.5% increase in quarterly dividends. The Board has not yet reported its third quarter performance results, although I suspect that the downward spiral will continue. But I hope that I'm wrong about that. I do remain convinced that the composition of the current Board must change in order to turn the company's performance around, and that the slate of candidates I have nominated for election will be able to help get that done."

                   CERTAIN INFORMATION CONCERNING PARTICIPANTS

The following is a list of the names and stockholdings, if any, of persons who may be deemed to be "participants" in any solicitation that S. Robert Davis may make in the future with respect to the shares of DCB Financial Corp. (the "Company"): S. Robert Davis, who beneficially owns 204,300 shares of the Company's common stock; Harley J. Scott, who beneficially owns 4372 shares of the Company's common stock, and who disclaims beneficial ownership of 3630 shares held by his mother solely in her name; Randall J. Asmo, who beneficially owns 5 shares of the Company's common stock.

                     RECOMMENDATION TO READ PROXY STATEMENT

If S. Robert Davis engages in any solicitation with respect to the shares of DCB Financial Corp. a proxy statement will be prepared and disseminated to shareholders with respect to such solicitation. Shareholders should read this proxy statement if and when it becomes available because it will contain important information. Shareholders will be able to obtain copies of the proxy statement, related materials and other documents filed with the Securities and Exchange Commission without charge, when such documents become available, at the Commission's web site at http://www.sec.gov. Shareholders will also be able to obtain copies of such proxy statement and related materials without charge, when available, by written request from S. Robert Davis at the following address:
5695 Avery Road, Dublin, Ohio 43016.